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                                                                    EXHIBIT 23.1


              Consent of Independent Certified Public Accountants




Board of Directors
CB&T Holding Corporation


We have issued our report dated June 4, 1999, accompanying the consolidated financial statements of CB&T Holding Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP

Dallas, Texas
October 14, 1999